UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

South Jersey Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One South Jersey Plaza, Folsom, NJ 08037
(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13(3)-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            Effective December 2, 2011, Shahid Malik resigned from the South Jersey Industries, Inc. (“SJI”) board of directors.  Mr. Malik’s resignation related to a change in his employment status with a new employer, which the board determined created a potential conflict of interest and resulted in Mr. Malik no longer qualifying as an “independent” director under New York Stock Exchange and other rules applicable to SJI.

Effective December 2, 2011, SJI amended its bylaws (Article II, Section 2.1) to decrease the size of its board of directors from 10 to 9 members.  The Board approved the amendment at its November 18, 2011 board meeting, contingent and effective upon Mr. Malik’s change in employment. The amended SJI bylaws, attached hereto as Exhibit 3(ii), are hereby incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 2, 2011, SJI amended its bylaws (Article II, Section 2.1) to decrease the size of its board of directors from 10 to 9 members.  The Board approved the amendment at its November 18, 2011 board meeting, contingent and effective upon Mr. Malik’s change in employment. The amended SJI bylaws, attached hereto as Exhibit 3(ii), are hereby incorporated by reference.

Exhibit No.	Description

3(ii)	Bylaws of South Jersey Industries, Inc. as amended and restated through December 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTH JERSEY INDUSTRIES

Date: December 6, 2011	By: /s/ David A. Kindlick
David A. Kindlick
Senior Vice President & Chief Financial Officer